Exhibit 99.2

                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                        5350 Lakeview Parkway Drive South
                           Indianapolis, Indiana 46268

--------------------------------------------------------------------------------

                                December 1, 2004



Thomas L. Carter
Championship Auto Racing Teams, Inc.
5350 Lakeview Parkway Drive South
Indianapolis, Indiana  46268

Dear Tom:

         The purpose of this letter is to confirm our understanding with respect to your continued employment as the Chief Financial Officer of Championship Auto Racing Teams, Inc. ("Championship"). The following is the offer of Championship:

         1. Position. Chief Financial Officer, Vice President of Finance, Chief Accounting Officer, and Treasurer (and such other positions with Championship or CART, Inc. as mutually agreed upon).

         2. Salary. Your salary of $210,000 will be continued to be paid to you in accordance with an agreed-upon schedule through June 30, 2005.

         3. Term. Commencing January 1, 2005 and terminating on the earlier of
(i) June 30, 2005; (ii) a determination by Championship for any reason, or for no reason; or (iii) the dissolution of Championship, or a final adjudication of bankruptcy of Championship, or (iv) termination for cause as defined herein.

         4. Fringe Benefits. You shall participate in such Championship benefit plans as are agreed to with Championship, including, without limitation, medical, dental, life and disability insurance plans, which will be either a continuation of Championship's current plans or new, comparable plans. You shall receive a $600 per month to reimburse you for use of an automobile and insurance and maintenance with respect thereto.

         5. Vacation. You will be entitled to four (4) weeks of vacation during 2005.

         6. Expense Reimbursement. Championship will reimburse you for all reasonably, ordinary, and necessary travel entertainment and other expenses incurred by you in connection with your services for Championship in accordance with policies to be determined between Championship and yourself.

         7. Termination for Cause. For purposes of this agreement, termination for "cause" means termination of your employment by Championship by reason of your dishonesty

Thomas L. Carter
Page 2


or fraud, gross negligence in the performance of your duties, a material breach of this agreement, intentional engagement in acts seriously detrimental to Championship's operations, or conviction of a felony involving moral turpitude, provided, however, that you must receive written notice of the performance deficiencies and given at least ten (10) business days to correct the deficiencies.

         8. Payment on Termination. Unless you are terminated for cause, upon termination for any reason, Championship will pay you the remainder of your salary through June 30, 2005 and the fringe benefits and expense reimbursements through June 30, 2005. In the event that Championship declares bankruptcy or completes its insolvency, the salary and benefits will be prepaid not less than forty-eight (48) hours prior to taking such action.

         9. Entire Agreement: Modifications. This agreement represents the entire understanding between the parties with respect to the subject matter of this agreement and supersedes any and all prior and contemporaneous understandings, agreements, plans and negotiations, whether written or oral with respect to the subject matter hereof, including, without limitation, any understandings, agreements, or obligations with respect to any past or future compensation, bonuses, reimbursements, or other payments to you, including those set forth in any prior employment agreement or arrangement. All modifications to this agreement must be in writing signed by Championship and you.

         If this proposal is acceptable to you, please sign a copy of this letter agreement and return it to me at your earliest convenience.

                                          Sincerely yours,

                                          CHAMPIONSHIP AUTO RACING TEAMS, INC.


                                            (s) Christopher R. Pook
                                          ------------------------------
                                          By:  Christopher R. Pook,
                                               Chief Executive Officer




Accepted and Agreed to this 1st day of December, 2004


         (s) Thomas L. Carter
--------------------------------------
Thomas L. Carter